                                                                    EXHIBIT 10.6

                              SERVICES AGREEMENT


     This Agreement is entered into on this 1st day of August, 1998 by and between AirGate Wireless, LLC ("AirGate" or "Company"), a Delaware limited liability company, with a location at 4201 Congress Street, Suite 440, Charlotte, NC 28209 and COMPASS Telecom Services, LLC ("COMPASS" or "Service Provider"), a Georgia limited liability company with a location at 1230 Johnson Ferry Road, Suite F-10, Marietta, Georgia 30068.

     WHEREAS, AirGate has entered into a Sprint PCS Management Agreement with SprintCom, Inc. to construct and operate a CDMA PCS network (the "PCS Network") in a Service Area that consists of 20 Basic Trading Areas in North Carolina, South Carolina and Georgia;

     WHEREAS, the Sprint Agreement imposes specific technical and operational standards for the PCS network;

     WHEREAS, the Sprint Agreement includes a Build Out Plan that requires AirGate to launch its PCS network to meet agreed to deadlines set forth in the Build Out Plan;

     WHEREAS, AirGate has selected Compass to serve as its construction and project manager in design and construction of the PCS network; and

     WHEREAS, COMPASS has provided certain Services to the Company prior to the execution of this Agreement and has received payment therefor towards the Contract Price.

     NOW, THERFORE, in consideration of the mutual promises, covenants, and conditions herein contained, the Company and Service Provider agree as follows:

1.   DEFINITIONS.
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     The following terms shall have the meanings set forth below for purposes of this Agreement:

     "Additional Services" means those services not included on Exhibit A to this Agreement that are governed by a Supplemental Statement of Services agreed to in writing by the Company and Service Provider.

     "Build Out Plan" means the Build Out Plan attached as Exhibit 2.1 to the Sprint Agreement.

     "Contract Price" means the fixed price for Services provided under this Agreement set forth in Section 3.1.

     "Documentation" means all or any portion of the following: database summaries, flow charts, program listings, and other supporting or programming materials generated as part of this Agreement.

     "PCS Network" means the CDMA PCS network to be constructed by the Company pursuant to the Sprint Agreement.

     "Services" means the tasks, performances, reports, services, Documentation, and other items which are to be furnished by the Service Provider to the Company pursuant to this Agreement, including all writings, inventions, improvements or discoveries, whether or not copyrightable or patentable, which are written, conceived, made or discovered by Service Provider and are in any way related to the performance of this Agreement.

     "Sprint Agreement" means the Sprint PCS Management Agreement between SprintCom, Inc. and AirGate Wireless, L.L.C. dated July 22, 1998.

     "Sprint Standards" means the standards and program requirements set forth in the Sprint Agreement.

2.   Services
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     2.1  Services to be Provided. Service Provider will provide Company with
          ------------------------
the Services set forth in the Statement of Services attached to this Agreement as Exhibit A (Program Management, Construction Management, Material Management & Fixed Network). All Services will be provided on a full-time basis in a professional manner and will be of high grade, nature and quality.

     2.2  Additional Services. Services not included in an exhibit hereto shall
          --------------------
be considered Additional Services governed by a supplemental statement of services document (as provided for in Exhibit A) agreed to in writing by both parties before the performance of any Additional Services.

3.   Payment
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     3.1  Contract Price.  Company shall pay Service Provider for the Services a
          ---------------
fixed price of    *       .  All of the Service prices set forth in Exhibit A,
including the prices for Additional Services, shall be fixed for the term of the Agreement.

     3.2  Included Expenses. All travel, transportation, and per diem expenses
          ------------------
are included within the Contract Price. Other expenses such as, but not limited to, outside printing, overnight

_______________

* Confidential portions omitted and filed separately with the Commission.

delivery and office connectivity are also included within the Contract Price, but are subject to review and modification during the term of this Agreement. Any modifications that result in fees to the Company in excess of the Contract Price must be approved in advance and in writing by the Company.

     3.3  Additional Expenses. Billing for any additional expense reimbursements
          --------------------
must be approved by the Company and included along with normal monthly billings for Services. Payment for expenses will be handled in the same manner as described in Paragraph 3.1.

     3.4  Credit Towards Contract Price.  The Company has made payments to the
          ------------------------------
Service Provider for Services provided on an interim basis prior to the execution of this Agreement as set forth on Exhibit B. These payments will be credited towards payment of the Contract Price.

     3.5  Payment Terms. Service Provider will submit invoices on a monthly
          --------------
basis for payment of the portion of the Contract Price directly related to the Services provided during the prior month. The charges will be documented and include a detailed listing of Service Provider's time and/or expenses. The Company will pay invoices within thirty (30) days from the date or receipt by the Company. Service Provider shall accept no income, payment or compensation of any kind from any third party in connection with, or related in any way to the provision by such third party of goods or services of any kind to the Company.

     3.6  Billing Address. Service Provider will submit invoices to Company at
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the following address:

          AirGate Wireless, LLC
          230 Peachtree Street
          Suite 1700
          Atlanta, GA 30303
          Attn: Ed Horner,  President & COO

     3.7  Payment Address. Payments willl be made to Service Provider at the
          ----------------
following address, unless otherwise requested by Service Provider:

          COMPASS Telecom Services, LLC
          1230 Johnson Ferry Road, Suite F-10
          Marietta, GA  30068
          Attn: Matt Prather or JC Massey, Vice President(s)

     4.   Term
          ----

          4.1  Term. The term of this Agreement shall be for the period
               ----
beginning on May 1, 1998 and ending on the earlier of: (1) December 31, 2000; or
(2) completion of the Services.

     4.2  Renewal.  This Agreement may be renewed or extended upon the written
          --------
agreement of both parties.

     4.3  Return of Property and Documentation upon Termination.  Upon
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termination of this Agreement, Service Provider will return to the Company all physical property and Documentation in the possession of Service Provider including, but not limited to, all equipment leased or purchased for Service Provider's use during the term of this Agreement. Notwithstanding anything herein to the contrary, any outstanding obligations for Services performed or to be performed hereunder which extends beyond the expiration or termination of the Agreement shall be concluded pursuant to the terms and conditions of this Agreement.

5.   Service Provider's Representations and Warranties
     -------------------------------------------------

     The Service Provider makes the following representations and warranties to the Company:

     5.1   Due Incorporation and Formation. Service Provider is a limited
          --------------------------------
liability company duly organized, validly existing and in good standing under the laws of (Georgia). Service Provider is qualified to do business and in good standing in every jurisdiction in which the Services are to be performed. Service Provider has the full power and authority to execute and deliver this agreement and to perform its obligations under this Agreement.

     5.2  Authorization of Agreements. The execution, delivery and performance
          ---------------------------
by the Service Provider of this Agreement are within the power of the Service Provider and have been duly authorized by all necessary actions on the part of the Service Provider. This Agreement constitutes the valid and binding obligation of the Service Provider, enforceable in accordance with its terms.

     5.3  Valid and Binding Obligation.  Service Provider's execution of this
          ----------------------------
Agreement and Service Provider's performance of its obligations hereunder do not now and will not in the future violate any agreement between Service Provider and any third party, or any obligation of the Service Provider to any third party, including without limitation any non-compete agreement or obligation.

     5.4  Litigation. No action, suit, proceeding or investigation is pending
          ----------
or, to the knowledge of the Service Provider, threatened against or affecting the Service Provider or any of its assets or businesses in any court or before or by any governmental agency that could, if adversely determined, reasonably be expected to have a material adverse effect on the Service Provider's ability to perform its obligations under this Agreement.

     5.5  Compliance with Registration and Licensing Requirements. Service
          --------------------------------------------------------
Provider warrants that Service Provider has complied with all applicable registration and licensing requirements to enable Service Provider to act as an independent contractor under the terms of this Agreement.

     5.6  Necessary Skills. Service Provider has the skill necessary to perform
          ----------------
the Services required pursuant to this Agreement, and all Services provided by Service Provider shall be performed in a professional manner and shall be of a high grade, nature and quality.

     5.7  Compliance with Sprint Standards. Service Provider acknowledges that
          --------------------------------
the Sprint Agreement contains Sprint Standards that the Company must meet in constructing the PCS Network and that failure to meet the Sprint Standards could result in a breach of the Sprint Agreement. Service Provider has reviewed the Sprint Standards and represents that the Services will comply with the Sprint Standards.

     5.8  Compliance with Build Out Plan; Time Is of the Essence. Service
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Provider acknowledges that the Sprint Agreement includes the Build Out Plan that obligates the Company to complete construction of the PCS Network, and portions thereof, in specific time frames. Service Provider has reviewed the Build Out Plan and acknowledges that time is of the essence in performance of the Services under this Agreement.

     5.9  Subcontractors. Notwithstanding the foregoing, Company acknowledges
          --------------
that Service Provider will engage certain licensed professionals to perform or assist Service Provider in performing certain services hereunder.

6.   Conflict of Interest
     --------------------

     During the term of this Agreement and for a period of twelve (12) months following the expiration or termination of this Agreement, Service Provider shall not disclose to others nor use on its own behalf or on the behalf of any other entity for purposes of competing with Company any ideas, concepts, know-how and techniques developed by Service Provider under this Agreement. Nothing set forth in the preceding sentence is intended to alter or limit any other obligations imposed by the Non-Disclosure Agreement referenced in Section 12.11

7.   Indemnification
     ---------------

     Each party hereto hereby agrees to indemnify, defend and hold harmless the other party and its officers, directors, employees and agents from and against all claims, damages, losses, liabilities, fines, penalties, costs and expenses (including out-of-pocket expenses and reasonable attorneys fees) arising out of or resulting from any claim, action or other proceeding based upon, relating to or arising from (a) any breach of this Agreement or (b) the negligent acts or omissions or willful misconduct of such party or its employees. Notwithstanding the foregoing, to the extent any agreement entered into between Service Provider and any subcontractor rendering professional services contains a provision entitling the Company to third-party beneficiary status thereunder, Company agrees to satisfy any claims relating to services performed by such persons directly from such person.

8.   Termination
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     8.1  Breach. Either party may terminate this Agreement immediately upon
          ------
written notice if the other party is in breach of a material provision or representation and warranty of this Agreement and the breach has not been cured within sixty (60) days after written notice thereof.

     8.2  Termination of Sprint Agreement. The Company may terminate this
          -------------------------------
Agreement on thirty (30) days notice, if the Sprint Agreement is terminated.

     8.3  Documentation. In the event of termination of this Agreement for any
          -------------
reason whatsoever, including the conclusion of Scope of Services identified in Exhibit A, Service Provider shall immediately, at Company's option and request, document in detail the status of the Services that have been terminated and either deliver to Company or dispose of, in accordance with the Company's instructions, any materials relating to the Services, Software, Documentation in progress or within its or any third party's possession.

     8.4  Effect of Termination In the event of termination of this Agreement,
          ---------------------
all rights and obligations of the Company for payment for any Services not provided as of the date of termination shall cease.

9.   Regulations and Applicable Laws
     -------------------------------

     9.1  Compliance with Immigration Laws. Service Provider warrants and
          --------------------------------
represents that it will not allow any unauthorized aliens under the Immigration Reform and Control Act of 1986 or its implementing regulations to perform the Services to be rendered hereunder. Service Provider shall indemnify and hold harmless Company from and against any and all liabilities, damages, losses, claims or expenses (including attorneys' fees) arising out of any breach by Service Provider of this section.

     9.2  Compliance with Laws. Service Provider shall, while on Company
          --------------------
property or performing Services hereunder, comply with all applicable local, state and federal laws and regulations, including, without limitation, laws and regulations under the Occupational Safety and Health Act ("OSHA").

10.  Assignment
     ----------

     10.1 Assignment by the Company. Company may assign any or all rights and/or
          -------------------------
obligations arising under this Agreement to any of its parent, subsidiaries or affiliates and to SprintCom, Inc., its successors, affiliates and related parties upon notice to Service Provider. Company may assign any or all rights and/or obligations arising under this agreement to any other party upon the consent of the Service Provider, which consent shall not be unreasonably withheld, conditioned or delayed. Upon such assignment, the Company will be released from any and all obligations under this Agreement.

     10.2  Assignment by the Service Provider. Service Provider may of its
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parent, subsidiaries or affiliates upon prior consent of the Company, which consent shall not be unreasonably withheld or delayed.

11.  Insurance
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     11.1  Minimum Levels. Service Provider, at Service Provider's expense,
           --------------
shall maintain during the term of this Agreement, all insurance and/or bonds required by law or the Agreement, including but not limited to (i) statutory workers' compensation as required by the law of the state in which the work is to be performed and of no less than $500,000 per accident or disease; (ii) employer's liability with limits of at least $500,000 per person, $500,000 per accident/injury and (iii) commercial general liability insurance with limits of at least $1,000,000 per occurrence; (iv) business automobile insurance covering the ownership, maintenance or use of any owned, non-owned or hired automobile with coverage of not less than $1,000,000 combined single limit per accident for bodily injury and property damage liability; (v) umbrella excess liability insurance with a limit of not less than $5,000,000 combined single limit. Service Provider agrees to name the Company as an additional insured under the above coverage.

     11.2  Proof of Insurance. Service Provider shall, at Company's request,
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provide to Company certificates of insurance showing adequate proof of the insurance required hereunder.

     11.3  Subcontractor Insurance. Service Provider shall also require its
           -----------------------
agents or subcontractors, if any, who may enter upon Company's premises to maintain the insurance coverage required herein, and at Company's request, furnish to Company adequate proof of such insurance.

     11.4  Additional Insured.  AirGate agrees to name COMPASS as an additional
           ------------------
insured on its commercial liability, builder's risk and property liability insurance for the duration of the project. In addition, COMPASS will be named as an additional insured by AirGate's agents, contractors, or subcontractors.

12.  MISCELLANEOUS
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     12.1  No Agency.  Neither party by this agreement makes the other party a
           ---------
legal representative or agent of the party, nor does either party have the right to obligate the other party in any manner, except if the other party expressly permits the obligation by the party.

     12.2  Independent Contractors.  The parties do not intend to create any
           -----------------------
partnership, joint venture or other profit-sharing arrangement, employer-employee relationship, or any other relationship other than that expressly provided in this Agreement.

     12.3  Responsibility for Taxes.  Service Provider shall be solely
           ------------------------
responsible and the Company shall have no liability for the payment of all taxes, including social security taxes, and any other sums due any government entity as a result of payments made to Service Provider by Company or for which Service Provider may otherwise be liable, and for any health, liability or life insurance Service Provider may hold or acquire.

     12.4  Limitation on Damages.  Notwithstanding any provisions herein to the
           ---------------------
contrary, neither party shall, under any circumstances be liable for any special, incidental or consequential damages.

     12.5  Entire Agreement.  This Agreement and the exhibits hereto reflect the
           ----------------
entire agreement of the parties and supersede all other agreements (excluding the existing Non Disclosure Agreement) or understandings whether written or oral in connection with the subject matter of the Agreement.

     12.6  Governing Law.  This Agreement shall be construed both as to validity
           -------------
and performance and enforced in accordance with the laws of the State of Georgia without giving reference to its principles of conflicts of law.

     12.7  Attorneys' Fees.  In the event of any action at law or equity between
           ---------------
the parties arising out of this Agreement, the prevailing party shall be entitled to recover from the other party all reasonable costs and expenses thereof, including reasonable attorneys' fees and other related costs.

     12.8  No Waiver.  The failure of either party to insist upon the strict
           ---------
performance of any terms, covenants or conditions of this Agreement at any time, or in any one or more instances, or its failure to take advantage of any of its rights hereunder, or any course of conduct or dealing shall not be construed as a waiver or relinquishment of any such rights or conditions at any future time and shall in no way effect the continuance in full force and effect of all the provisions of this Agreement.

     12.9  Specific Performance. The parties agree that damages may be
           --------------------
inadequate to compensate for the unique losses to be suffered in the event of a breach hereof, and that the damaged party will be entitled, in addition to any other remedy it may have under this Agreement or at law, to seek and obtain injunctive relief and other equitable relief, including specific performance of the terms of this Agreement.

     12.10 Marketing.  Service Provider shall not advertise, market or otherwise
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disclose to others any information relating to this Agreement, nor commercially use the Company's trade name or trademarks or those of any of its affiliated companies without Company's prior written consent.

     12.11  Confidentiality.  This Agreement shall be governed by the terms and
            ---------------
conditions of the Non-Disclosure Agreement executed by the parties and dated February 19, 1998.

     12.12  Arbitration. In the event of any dispute between the Service
            -----------
Provider and the Company as to any matter referred to herein or as to the interpretation of any part of this Agreement, or entitlements arising from or related to this Agreement or as to the calculation of any amounts payable under this Agreement, the parties agree that such dispute will not be referred to any court but will be referred to binding arbitration. At any time a party may submit to the other a written notice to the effect that there exists a matter that requires resolution as between the parties and requiring that such matter be resolved by arbitration (the "Arbitration Notice"). In the period of twenty-one days following the receipt of the Arbitration Notice, the parties will attempt to resolve the dispute. If the dispute is not resolved within that period, each party to the dispute will within the next twenty-one-day period name one arbitrator and those two arbitrators within the next ten days will name a third who will act as chair of the arbitration panel. Once a panel of three arbitrators is appointed, each of the parties will have fifteen days to provide to the arbitrators and to the other party a written statement setting forth its position, with respect to the matter in the Arbitration Notice. The arbitration shall be held in Atlanta, Georgia and governed by the rules of the American Arbitration Association. The arbitrators shall resolve all disputed matters within one-hundred twenty days following their appointment and their decision with respect to all disputed matters shall be final and binding and without appeal and shall be enforceable pursuant to the terms thereof. The costs of any arbitration, including the reasonable fee for the arbitrators, shall be borne by such party or parties, and in such proportions, as shall be determined by the arbitrators.

     12.13  Material Change to Business Plan   If during the term of this
            --------------------------------
Agreement, there is a material change to the Company's business plan which requires a reduction in the Services to be provided by the Service Provider, the parties agree to negotiate in good faith to amend this Agreement on terms that reasonably reflect the changes to the business plan.

     12.14  Additional Authorizations.  Each party agrees to perform all further
            -------------------------
acts and execute, acknowledge, and deliver any documents that may be reasonably necessary, appropriate or desirable to carry out the intent and purpose of this Agreement.

     12.15  Counterparts.  This agreement may be executed in any number of
            ------------
counterparts with the same effect as if both parties had signed the same document. All counterparts will be construed together and will constitute one agreement.

     12.16  Separability.  In case any provision of this Agreement shall be held
            ------------
invalid, illegal or unenforceable by a court of competent jurisdiction, the remaining provisions hereof shall not in any way be affected or impaired thereby, but shall, subject to the discretion of such court, remain in full force and effect, and any invalid, illegal or unenforceable provision shall be deemed, without further action on the part of the parties hereto, amended and limited to the extent necessary to render the same valid, legal and enforceable.

IN WITNESS WHEREOF the parties execute this Agreement and bind themselves to its terms as of the date of execution of this Agreement.



AirGate Wireless, LLC
/s/ Ed Horner
------------------------------
Ed Horner                (Date)
President & COO



COMPASS Telecom Services, LLC      COMPASS Telecom Services, LLC

/s/ Matt Prather                   /s/ Jc Massey
------------------------------     ------------------------------
Matt Prather             (Date)    JC Massey                (Date)
Vice President                     Vice President